EXHIBIT 99.1

For details, contact:
Ella Neyland Phone (720) 283-6144 E-mail: ir@udrt.com www.udrt.com

PRESS RELEASE
For Immediate Release

UNITED DOMINION REALTY TRUST, INC. FOURTH QUARTER
RESULTS INCLUDE $309 MILLION OF CAPITAL TRANSACTIONS
AND MEET WALL STREET CONSENSUS

RICHMOND, VA. (February 9, 2004) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $53.8 million, or $0.37 per share (diluted), for the quarter ended December 31, 2003, compared to FFO of $43.9 million, or $0.34 per share (diluted), for the comparable period a year ago, which included a charge of $7.6 million, or $0.06 per share (diluted) for prepayment penalties on the early retirement of debt. FFO for the twelve months ended December 31, 2003 was $208.4 million, or $1.52 per share (diluted), up 15% per share from FFO of $168.8 million, or $1.32 per share (diluted) for the twelve months ended December 31, 2002, which included a charge of $37.0 million, or $0.29 per share (diluted) for prepayment penalties on the early retirement of debt. FFO is reported on a fully diluted basis.

“As we look back over 2003, we were very successful in three key areas. First, we acquired $424 million of apartment communities during the year and sold $89 million, which brings our three-year total for acquisitions to over $835 million and our three-year total for dispositions to $532 million. This equates to approximately 25% of our portfolio being repositioned, which has significantly improved the quality of our assets. Second, we took actions to strengthen our balance sheet, reaching a fixed charge coverage ratio of 2.5x; and we are proud to be the only national apartment REIT to obtain a ratings upgrade this year. Third, and most importantly, our property management team delivered results that led the other national apartment REITs,” stated Thomas W. Toomey, President and Chief Executive Officer. “Looking forward to 2004, we are very well positioned to benefit as job growth improves. Overall, our top markets are projected to see above-average job growth this year,” continued Mr. Toomey.

Highlights from the Fourth Quarter

•	FFO met Wall Street consensus estimates

•	Acquired five apartment communities for $161 million

•	Sold one apartment community for $12 million

•	Issued 600,000 shares of common stock with net proceeds of $18.08 per share

•	Issued $75 million of 5.13% unsecured notes due January 2014

•	Issued $50 million at 4.25% unsecured notes due January 2009

•	Exercised our right to redeem 4.0 million shares of our Series D Cumulative Redeemable Preferred Stock

Portfolio Operating Performance and Same Community Results

During the fourth quarter, 71,150 apartment homes, or 93% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.

Same Community Results ($ in thousands, except monthly rent)

	4th Qtr '03	4th Qtr '02	% Change
Gross potential rent	$150,083	$153,259	-2.1%
Net rental & other income	143,478	146,746	-2.2%
Expenses	55,579	54,681	1.6%
Net operating income	87,899	92,065	-4.5%
Avg. monthly rent per home	$703	$718	-2.1%
Avg. monthly rent per square foot	0.79	0.81	-2.1%
Avg. physical occupancy	92.8%	93.1%	-0.3%
Operating margin	61.3%	62.7%	-1.4%
Rent concessions, % of gross potential rent	2.8%	3.3%	-0.5%
Annualized resident turnover rate	60.9%	60.7%	0.2%
Resident credit loss, % of gross potential rent	0.6%	0.7%	-0.1%

On a quarter-over-quarter basis, fourth quarter 2003 Same Community Net Operating Income (“NOI”) declined 4.5% as a result of a 2.2% decrease in revenues from rental and other income and a 1.6% increase in operating expenses.

Same Community represents 55 markets, of which 22 markets, or 40%, generated positive Same Community NOI growth fourth quarter 2003 compared to fourth quarter 2002.

Same Community Results ($ in thousands, except monthly rent)

	4th Qtr '03	3rd Qtr '03	% Change
Gross potential rent	$150,083	$150,415	-0.3%
Net rental & other income	143,478	143,803	-0.2%
Expenses	55,579	55,935	-0.6%
Net operating income	87,899	87,868	0.0%
Avg. monthly rent per home	$703	$705	-0.3%
Avg. monthly rent per square foot	0.79	0.79	-0.3%
Avg. physical occupancy	92.8%	93.0%	-0.2%
Operating margin	61.3%	61.1%	0.2%
Rent concessions, % of gross potential rent	2.8%	2.9%	-0.1%
Annualized resident turnover rate	60.9%	75.4%	-14.5%
Resident credit loss, % of gross potential rent	0.6%	0.7%	-0.1%

Sequentially, comparing fourth quarter 2003 to third quarter 2003, Same Community NOI remained flat due to a 0.2% decrease in rental and other income and a 0.6% decrease in expenses.

Same Community represents 55 markets, of which 27 markets, or 49%, generated positive Same Community NOI growth fourth quarter 2003 over third quarter 2003.

Financing Activities

In October, the Company issued 600,000 shares of common stock as a result of the exercise of an over-allotment option that was part of a four-million share common stock offering in September 2003. The net proceeds of $10.8 million will be used for general corporate purposes, including funding acquisitions and development.

Additionally, in October we issued $75 million of 5.13% senior unsecured notes at a spread of 112 basis points with a maturity of January 2014.

We also issued $50 million of 4.25% senior unsecured notes at a spread of 105 basis points due January 2009.

“In the last three years we have completed approximately $2 billion in refinancing and new debt issuances. The result is a much stronger balance sheet with an average cost of debt that was 7.6% in 2000 and is 5.2% today, a conservative maturity schedule with no more than 12% to 14% of our debt maturing in any one year and a Fixed Charge Coverage Ratio of 2.5x,” stated Ella S. Neyland, Executive Vice President and Treasurer.

Portfolio Repositioning

During the fourth quarter, the Company acquired 1,833 apartment homes for a total purchase price of $161 million (average of $87,750 per home) at a cap rate of 6.8% using forward twelve months of operations and a reserve for capital expenditures that ranges from $435 to $700 per home, depending on the community. For more details on these acquisitions, see the press release dated December 18, 2003.

The Company sold its only community in Fresno, CA for $12.3 million ($48,600 per home) at a cap rate of 7.2% using trailing twelve months of operations less a $435 per-home reserve for capital expenditures and a management fee. The community was 98% occupied at closing with average monthly rents of $612. The community was 18 years old and had an average of 984 square feet per apartment home.

“The fourth quarter acquisitions bring our year-to-date total to $424 million, of which $246 million were in California, increasing the percentage of our total NOI generated in California to 14%. This is definitely a growth market with one out of every ten Americans living and working in California. We are already outperforming our underwriting projections on these communities because pricing power in these communities has exceeded our expectations,” stated Mark Wallis, Senior Executive Vice President.

Earnings Guidance

The Company believes that financial results for 2004 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities and other factors. Management estimates that recurring capital expenditures for 2004 will be $470 per apartment home, or $0.25 per share. Given current expectations and judgment, the Company’s guidance for 2004 FFO is a range from $1.48 to $1.60 per share (diluted); and the Company’s guidance for first quarter 2004 FFO is a range from $.37 to $.38 per share (diluted). Detailed assumptions for the Company’s guidance can be found on our website at www.udrt.com.

A reconciliation of the range provided for 2004 FFO per share to Earnings Per Share (“EPS”) for the full year is as follows:

	High Range		Low Range
2004 Funds From Operations	$1.60	—	$1.48
Conversion to GAAP Share Count (A)	0.28	—	0.26
Minority Interest of OP Unit Holders (A)	(0.01)	—	(0.04)
Depreciation (B)	(1.45)	—	(1.38)
Gains (B)	0.10	—	0.55
Preferred Dividends	(0.07)	—	(0.07)
Premium on Preferred Share Repurchases	(0.05)	—	(0.05)

Expected Earnings Per Share	$0.40	—	$0.75

(A)	Operating Partnership units are not common stock equivalents for GAAP purposes.

(B)	Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.

Supplemental Information

The Company provides Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:

http://www.udrt.com/4Q2003

Conference Call Information

Date: February 10, 2004
Time: 1:00 p.m. Eastern Time

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
Domestic: 800-218-0530
International: 303-262-2125
If you have any questions, please contact: Karen Droba

Phone: 312-640-6770
E-mail: kdroba@webershandwick.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 562462

The playback can be accessed until February 17, 2004 at midnight.

Webcast:

The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.

About United Dominion Realty Trust, Inc.

United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has a 32-year history during which it has raised the dividend each of the last 27 years. United Dominion is included in the S&P MidCap 400 Index. The Company currently owns 76,244 apartment homes and is the developer of 1,311 homes currently under development. United Dominion’s common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments may not achieve anticipated results, delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Three Months Ended	Twelve Months Ended
December 31,	December 31,
In thousands, except per share amounts	2003	2002	2003	2002
Rental income	$153,816	$149,029	$603,367	$582,823
Rental expenses:
Real estate taxes and insurance	17,405	15,615	68,726	63,153
Personnel	16,043	15,777	62,082	59,250
Utilities	9,147	8,719	36,658	33,484
Repairs and maintenance	10,925	9,759	39,437	36,659
Administrative and marketing	5,861	5,505	22,596	21,302
Property management	4,242	4,212	16,873	17,240
Other operating expenses	293	271	1,205	1,203

63,916	59,858	247,577	232,291
Non-property income	365	921	1,068	1,806
Other expenses:
Real estate depreciation and amortization	43,146	39,710	161,837	149,636
Interest	28,433	32,571	117,185	130,791
Impairment loss on investments	—	—	1,392	(A)	—
Loss on early debt retirement	—	7,135	—	35,500
General and administrative	4,493	3,863	20,626	19,343
Other depreciation and amortization	908	862	3,233	4,073

76,980	84,141	304,273	339,343
Income before minority interests and discontinued operations	13,285	5,951	52,585	12,995
Minority interests of outside partnerships	—	(315)	(614)	(1,414)
Minority interests of unitholders in operating partnerships	287	73	(368)	970

Income before discontinued operations, net of minority interests	13,572	5,709	51,603	12,551
Income from discontinued operations, net of minority interests (including gain/loss on sales)	7,463	1,393	18,801	40,678

Net income	21,035	7,102	70,404	53,229
Distributions to preferred stockholders — Series B	(2,911)	(2,911)	(11,645)	(11,645)
Distributions to preferred stockholders — Series D (Convertible)	(1,696)	(3,964)	(12,178)	(15,779)
Distributions to preferred stockholders — Series E (Convertible)	(1,138)	—	(2,503)	—
Premium on preferred share repurchases	(921)	—	(19,271)	—

Net income available to common stockholders	$14,369	$227	$24,807	$25,805

Earnings per common share — basic:
Income/loss from continuing operations available to common stockholders, net of minority interests	$0.06	($0.01)	$0.06	($0.14)
Income from discontinued operations, net of minority interests	$0.06	$0.01	$0.16	$0.38
Net income available to common stockholders	$0.12	$0.00	$0.22	$0.24
Earnings per common share — diluted:
Income/loss from continuing operations available to common stockholders, net of minority interests	$0.06	($0.01)	$0.05	($0.14)
Income from discontinued operations, net of minority interests	$0.06	$0.01	$0.16	$0.38
Net income available to common stockholders	$0.12	$0.00	$0.21	$0.24
Common distributions declared per share	$0.2850	$0.2775	$1.1400	$1.1100
Weighted average number of common shares outstanding — basic	121,854	106,606	114,672	106,257
Weighted average number of common shares outstanding — diluted	122,846	106,606	115,648	106,257

(A)	Represents the write-off of the Company’s investment in Realeum, Inc., an unconsolidated development joint venture created to develop web-based solutions for multi-family property and portfolio management.

Attachment 2

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands, except per share amounts	2003	2002	2003	2002
Net income	$21,035	$7,102	$70,404	$53,229
Adjustments:
Distributions to preferred shareholders	(5,745)	(6,875)	(26,326)	(27,424)
Real estate depreciation and amortization, net of outside partners’ interest	43,146	39,419	161,402	148,210
Minority interests of unitholders in operating partnership	(287)	(73)	368	(970)
Real estate depreciation related to unconsolidated entities	60	39	196	471
Discontinued Operations:
Real estate depreciation	60	1,061	1,556	9,519
Minority interests of unitholders in operating partnership	508	92	1,279	2,679
Net gains on sales of depreciable property	(7,793)	(825)	(15,941)	(32,698)

Funds from operations (“FFO”) — basic	$50,984	$39,940	$192,938	$153,016

Distribution to preferred shareholders — Series D and E (Convertible)	2,834	3,964	14,681	15,779

Funds from operations — diluted	$53,818	$43,904	$20,619	$168,795

Gains on the disposition of real estate developed for sale (A)	—	—	812	—

FFO with gains on the disposition of real estate developed for sale — diluted	$53,818	$43,904	$208,431	$168,795

Recurring capital expenditures	(8,684)	(7,784)	(34,522)	(32,341)

Adjusted funds from operations (“AFFO”) — diluted	$45,134	$36,120	$173,909	$136,454

Weighted average number of common shares and OP Units outstanding — basic	130,565	113,375	122,589	113,077
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	144,440	128,081	136,975	127,838
FFO per common share — basic	$0.39	$0.35	$1.57	$1.35

FFO per common share — diluted	$0.37	$0.34	$1.52	$1.32

FFO per common share with gains on real estate developed for sale — diluted	$0.37	$0.34	$1.52	$1.32

(A)	See Attachment 2(A) for further discussion.

Attachment 2(A)

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS (continued)
(Unaudited)

The following is a reconciliation of GAAP gains from the disposition of real estate developed for sale to gross gains from the disposition of real estate developed for sale.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In thousands	2003	2002	2003	2002
GAAP gains from the disposition of real estate developed for sale	$—	$—	$1,249	$—
Less: accumulated depreciation	—	—	(437)	—

Gains from the disposition of real estate developed for sale	$—	$—	$812	$—

Gains from the disposition of real estate investments developed for sale is defined as net sales proceeds less a tax provision (such development by REITs must be conducted in a TRS) and the gross investment basis of the asset before accumulated depreciation. We consider FFO with gains/losses on real estate developed for sale to be a meaningful supplemental measure of performance because of the short-term use of funds to produce a profit which differs from the traditional long-term investment in real estate for REITs.

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in October, 1999 which became effective beginning January 1, 2000. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

AFFO is defined as FFO less recurring capital expenditures for our stabilized portfolio at $464 per home in 2003 and $425 per home in 2002.

Attachment 3
UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,		December 31,
In thousands, except per share amounts	2003		2002
ASSETS
Real estate owned:
Real estate held for investment	$4,305,450		$3,833,022
Less: accumulated depreciation	(895,567)		(734,051)

	3,409,883		3,098,971
Real estate under development	30,375		30,624
Real estate held for disposition (net of accumulated depreciation of $1,063 and $14,682)	14,663		89,155

Total real estate owned, net of accumulated depreciation	3,454,921		3,218,750
Cash and cash equivalents	4,824		3,152
Restricted cash	7,540		11,773
Deferred financing costs, net	21,425		17,542
Investment in unconsolidated development joint venture	1,673		—
Funds held in escrow from 1031 exchanges pending the acquisition of real estate	14,447		—
Other assets	38,605		23,771
Real estate held for disposition assets	208		1,148

Total assets	$3,543,643		$3,276,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$1,018,028		$1,015,740
Unsecured debt	1,114,009		1,041,900
Real estate taxes payable	30,858		28,949
Accrued interest payable	12,892		11,908
Security deposits and prepaid rent	24,132		20,883
Distributions payable	40,623		35,141
Accounts payable, accrued expenses, and other liabilities	45,372		49,442
Real estate held for disposition liabilities	87		1,686

Total liabilities	2,286,001		2,205,649
Minority interests	94,206		69,216
Stockholders’ equity
Preferred stock, no par value; $25 liquidation preference, 25,000,000 shares authorized; 5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2002)	135,400		135,400
2,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued and outstanding (8,000,000 shares in 2002)	44,271		175,000
3,425,217 shares of 8.00% Series E Cumulative Convertible issued and outstanding (0 shares in 2002)	56,893		—
Common stock, $1 par value; 250,000,000 shares authorized 127,295,126 shares issued and outstanding (106,605,259 shares in 2002)	127,295		106,605
Additional paid-in capital	1,458,983		1,140,786
Distributions in excess of net income	(651,497)		(541,428)
Deferred compensation — unearned restricted stock awards	(5,588)		(2,504)
Notes receivable from officer-stockholders	(459)		(2,630)
Accumulated other comprehensive loss, net	(1,862	)(A)	(9,958	) (A)

Total stockholders’ equity	1,163,436		1,001,271

Total liabilities and stockholders’ equity	$3,543,643		$3,276,136

(A)	Represents net unrealized loss on derivative instrument transactions.